SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 20, 2005

ETHAN ALLEN INTERIORS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (203) 743-8000

                                      Not Applicable
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

SECTION 2 – FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition

        The information contained within Item 2.02 in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

        On April 20, 2005, Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) issued a press release setting forth its operating results for the three and nine months ended March 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

        Exhibit 99.1 includes a reference to the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”). A reconciliation of this financial measure to the most directly comparable financial measure reported in accordance with generally accepted accounting principles (“GAAP”) is also provided in the attached Exhibit.

        Management considers EBITDA an important indicator of the operational strength and performance of its business, including the ability of the Company to pay interest, service debt and fund capital expenditures. Given the nature of the Company’s operations, including the tangible assets necessary to carry out its production and distribution activities, depreciation and amortization represent Ethan Allen’s largest non-cash charges. As these non-cash charges do not affect the Company’s ability to service debt or make capital expenditures, it is important to consider EBITDA in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP, including cash flow measures such as operating cash flow. Further, EBITDA is one measure used to determine compliance with the Company’s existing credit facility.

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

    (a) As previously disclosed in its April 4, 2005 press release, the Company recently reviewed its lease accounting practices in light of the views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission (“SEC”) in a letter issued to the American Institute of Certified Public Accountants on February 7, 2005. As reported in the Press Release attached hereto as Exhibit 99.1, the Company will, like many others in the retail and restaurant industries, adjust the way it accounts for leases, specifically with respect to (i) the amortization of leasehold improvements, (ii) landlord/tenant incentives (specifically, construction allowances), and (iii) the recognition of rent expense (income) when the lease term in an operating lease contains periods of free or reduced rents (i.e. “rent holidays” and/or rent escalation provisions).

        Management, upon consultation with the Audit Committee of the Board of Directors of the Company and its independent registered public accounting firm, KPMG LLP, concluded on April 12,

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2005 that the Company’s consolidated financial statements contained within (i) the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 (including all periods presented therein) and (ii) the Company’s Quarterly Reports on Form 10-Q for the interim periods ended September 30, 2004 and December 31, 2004 (including all periods presented therein), should be restated, and that such previously filed financial statements should no longer be relied upon.

        Adjustments related to the Company’s accounting for leases (collectively, the “restatement adjustments”) will result in cumulative, life-to-date, charges totaling $8.2 million, or $5.1 million after-tax. The after-tax amount of the restatement adjustments that relates to fiscal years 2005, 2004, 2003, and 2002 is approximately $0.4 million, $0.9 million, $0.8 million, and $0.4 million, respectively. The after-tax amount of the restatement adjustments that relates to fiscal years 2001 and prior is $2.6 million, and relates to leases that were entered into as early as 1988. These adjustments do not materially impact the Company’s historical or future cash flows or the timing or amount of its lease payments, as they represent non-cash changes in accounting treatment. Furthermore, the restatement adjustments have no impact on previously reported revenue, same store sales, cash balances, inventory, or compliance with any of the Company’s debt covenants, and such adjustments are not expected to have any material impact on future earnings.

        Amortization of Leasehold Improvements – The Company’s long-standing policy with respect to the amortization of leasehold improvements is to assign depreciable lives based on the underlying lease term, or the asset’s estimated useful life, whichever is shorter. As a result of its review, however, the Company identified several leasehold improvements (dating back as far as 1991) which were, at the time they were initially recorded, inappropriately assigned depreciable lives in excess of the underlying lease term, effectively serving to understate previously recorded depreciation expense. The cumulative, life-to-date impact of the leasehold improvement restatement adjustments totals $1.4 million and will be recorded as depreciation expense in the Consolidated Statements of Operations and accumulated depreciation in the Consolidated Balance Sheets. These adjustments will have no impact on “net cash provided by operating activities” during any of the periods restated.

        Landlord/Tenant Incentives – The Company determined that the manner in which it accounted for construction allowances was not in accordance with Financial Accounting Standards Board Technical Bulletin No. 88-1, “Issues Relating to Accounting for Leases” (“FTB No. 88-1”), which states that lease incentives should be treated by the lessee as a reduction of rental expense and amortized on a straight-line basis over the term of the lease in accordance with FTB No. 85-3, “Accounting for Operating Leases with Scheduled Rent Increases”. Accordingly, in connection with the restatement adjustments, the Company will reflect a liability in its Consolidated Balance Sheets for the unamortized portion of construction allowances (deferred lease incentives) which are to be amortized over the lease term on a straight-line basis as a reduction of rent expense. The Company had previously recorded these allowances as a reduction of the related fixed assets within property, plant and equipment, amortizing them over the lease term as a reduction of depreciation expense.

        The restatement adjustments arising as a result of the Company’s past accounting for construction allowances will not affect the income statement classification of related amounts as both depreciation and rent expense are presented within general and administrative expenses in the Consolidated Statements of Operations. Cash receipts associated with construction allowances, which were previously reflected in the Company’s Consolidated Statements of Cash Flows as a reduction of the related capital expenditures within investing activities, will, instead, be appropriately reflected within operating activities.

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        Periods of Free/Reduced Rents – The Company also determined that its past practice of recognizing rent expense (income) was not in accordance with generally accepted accounting principles. When the terms of an operating lease provide for free rent periods and/or rent escalation provisions, the lessee (lessor) is required to record straight-line rent expense (income) beginning on the date when the lessee takes (relinquishes) possession or control of the property. Previously, the Company recorded rent expense (income) based on the contractual terms of the underlying lease agreement, beginning on the rent commencement date, without considering the free rent period and/or future rent escalations, if any. The Company now records straight-line rent expense (income) when it takes (relinquishes) possession or control of the leased space, which may begin as many as twelve months before the rent commencement date.

        The cumulative, life-to-date impact of the restatement adjustments related to periods of free/reduced rents totals $6.8 million and will be recorded as rent expense (income) in the Company’s Consolidated Statements of Operations and deferred rent credits (expense) in the Consolidated Balance Sheets. These adjustments will have no impact on “net cash provided by operating activities” during any of the periods restated.

        The Company intends to file amended consolidated financial statements for each of the aforementioned periods prior to, or contemporaneously with, the filing of its Quarterly Report on Form 10-Q for the interim period ended March 31, 2005.

        The discussion of the Company’s revised financial results contained in this Current Report on Form 8-K has been prepared by management and represents management’s preliminary assessment of the revised results, which have not been audited or reviewed by KPMG LLP. While the Company is not aware of any other accounting issues requiring adjustment to any prior period financial statements, there can be no assurance that the Company or its independent auditors will not identify additional accounting issues requiring adjustment as the restatement process is completed.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit 99.1	Description Press release dated April 20, 2005

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             ETHAN ALLEN INTERIORS INC.

Date: April 20, 2005	By:/s/ M. Farooq Kathwari M. Farooq Kathwari Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1	Description Press release dated April 20, 2005